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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (Exact Name of Registrant as Specified in Its Charter)

             New York                                    11-2418067
(State of Incorporation or Organization)              (I.R.S. Employer
                                                     Identification no.)

         388 Greenwich Street
          New York, New York                                 10013
(Address of Principal Executive Offices)                   (Zip Code)
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If this form relates to the registration of a         If this form relates to the registration of a
class of securities pursuant to Section 12(b) of      class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to         the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the           General Instruction A.(d), please check the
following box.          |X|                           following box.         |_|
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Securities Act registration statement file number to which this
                                                 form relates:   333-106272
                                                              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                    Name of Each Exchange on Which
      to be so Registered                    Each Class is to be Registered
     --------------------                    ------------------------------

Select EQUity Indexed NoteSSM based upon the     American Stock Exchange
common stock of Texas Instruments Incorporated due 2005


Securities to be registered pursuant to Section 12(g) of the Act:

                                                  None
                                             (Title of class)






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                                                           2

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder (the "SEQUINS"), reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated June 30, 2003 (Registration No. 333-106272), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the SEQUINS" and "Description of the SEQUINS" on pages S-3 through S-7, S-8 through S-11 and S-12 through S-20, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated June 26, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the SEQUINS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the SEQUINS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2.    EXHIBITS.

                  99 (A). Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 10, 2003.

                  99 (B). Preliminary Prospectus Supplement describing the Select EQUity Indexed NoteSSM based upon the common stock of Texas Instruments Incorporated due 2005, Subject to Completion, dated June 26, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated June 27, 2003.

                  99 (C).  Form of Note.

                  99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit
99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

                  Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Citigroup Global Markets Holdings Inc.
                                                    (Registrant)




Date:  July 24, 2003                    By:    /s/  Mark I. Kleinman
                                          -------------------------------------
                                          Name:    Mark I. Kleinman
                                          Title:   Executive Vice President and
                                                   Treasurer


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                                                           1

                                INDEX TO EXHIBITS

   Exhibit No.                                Exhibit
   -----------                                -------

   99 (A). Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 10, 2003.

   99 (B). Preliminary Prospectus Supplement describing the Select EQUity Indexed NoteSSM based upon the common stock of Texas Instruments Incorporated due 2005, Subject to Completion, dated June 26, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated June 27, 2003.

   99 (C).              Form of Note.

   99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.